PORTIONS OF THIS EXHIBIT HAVE BEEN DELETED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION UNDER RULE 406 OF THE SECURITIES ACT OF 1933 AND THE
FREEDOM OF INFORMATION ACT.

                         LEASE AGREEMENT





                             BETWEEN





             COMPANHIA PORTUGUESA RADIO MARCONI, S.A.





                               AND





                          STARTEC, INC.

THIS AGREEMENT, made and entered into this 15th day of June 1996, between:

COMPANHIA PORTUGUESA RADIO MARCONI, S.A., a corporation organized and existing under the laws of Portugal, with the capital stock of PTE 15.600.000.000$00, corporate body 500069131, registered in the Commercial Registry of Lisbon under the number 10844 and having its main office at Av. lvaro Pais, 2, 1699 Lisboa Codex, Portugal (hereinafter referred to as "MARCONI", which expression shall include its successors and assigns), and

STARTEC, INC., having its principal office at 10411 Motor City

                                45
Drive, Suite 301, Bethesda, MD 20817, U.S.A., (hereinafter called
"STARTEC", which expression shall include its successors and assigns).

WITNESSETH

WHEREAS MARCONI has assigned capacity in EURAFRICA and COLUMBUS-ll systems for joint use with STARTEC for the provision of telecommunications services between points in or reached via the continental United States and Portugal mainland.

WHEREAS, pursuant to an Agreement dated January 1, 1996 MARCONI and STARTEC defined the terms and conditions according to which MARCONI sold to STARTEC the Irrevocable Right of Use (IRU) of the half interests corresponding the western part of the circuits intended for the establishment of telecommunications services between STARTEC and CST, India and others.

WHEREAS this capacity in EURAFRICA and COLUMBUS-ll systems has been used for the establishment of a [CT REQUESTED] bearer between Lisbon and Washington D.C.

WHEREAS, the operation of this bearer is associated with the use of a terminal equipment, which allows the optimisation of the communications capability of such circuits.

WHEREAS, STARTEC wishes to lease from MARCONI and MARCONI is willing to lease to STARTEC the eastern half interests in a number of circuits for the establishment of communication services between STARTEC and points reached via Portugal mainland.

WHEREAS, the Parties to the present Agreement want to define terms and conditions according to which MARCONI will provide such capacity to STARTEC.

NOW THEREFORE, the Parties to the present Agreement, in consideration of the mutual covenants herein expressed, covenant and agree with each other as follows:

1. Effective from the date of this Agreement, MARCONI provides to STARTEC the capacity corresponding to half of the eastern part of the relevant capacity in EURAFRICA and COLUMBUS-ll systems. These half circuits will be used for supplying communications services between STARTEC and points reached via Portugal mainland.

2. For the lease of the capacity as indicated in article 1 above STARTEC will pay for a period of three years to MARCONI the monthly amount of [CT REQUESTED] Bills for such amounts shall be paid by STARTEC by the end of the month following the month in which the bills are rendered.

                                46
3. Bills not paid by the due date will incur a quarterly compounded financing charge at a rate of one hundred and twenty five (125) percent of the LIBOR rate applicable on a 180 (one hundred eighty) day USD denominated loan, effective during the period that the payment is overdue.

4. If the bills are not paid by STARTEC within one year after the end of the month in which the bills are rendered, MARCONI will be entitled to terminate automatically this Agreement without any compensation for STARTEC.

5. Neither Party shall be liable to the other for any loss or damage sustained by reason of any failure in or breakdown of EURAFRICA and COLUMBUS-ll or of the facilities associated with EURAFRICA and COLUMBUS-ll or for any interruption of service, whatsoever shall be the cause of such failure, breakdown or interruption, and however long it shall last.

6. The performance of this Agreement by MARCONI and STARTEC is contingent upon the provision and continued operation of EURAFRICA and COLUMBUS-ll, and upon the obtaining and continuance of such approvals, consents, governmental authorisations, licenses and permits as may be required or be deemed necessary for this Agreement by the Parties hereto and as may be satisfactory to them. MARCONI and STARTEC shall use their best efforts to obtain and continue, or have continued such approvals, consents, licenses and permits.

7. Amendments to this Agreement or to any of the conditions contained herein shall be effected by means of another written agreement, signed on behalf of each of the Parties by a person duly authorised to do so.

8. The relationship between the Parties hereto shall not be that of partners and nothing herein contained shall be deemed to constitute a partnership between them.

9. This Agreement shall become effective on the day and year first above written and shall continue in effect for three years.

10. For all purposes, the addresses of the Parties of this Agreement shall be as follows, unless otherwise designated in writing by the respective Parties:

     COMPANHIA PORTUGUESA RADIO MARCONI, SA
     Av.  lvaro Pais, n 2
     1699 LISBOA CODEX
     PORTUGAL

     STARTEC,INC.
     10411 Motor City Drive

                                47
     Suite 301, Bethesda
     MD 20817, U.S.A.

11. This Agreement shall be executed in two counterparts and each such counterpart shall together, as well as separately, constitute one and the same instrument.


IN WITNESS WHEREOF, the Parties hereto have severally subscribed these presents or caused them to be subscribed in their names and behalf by their respective officers thereunto duly authorised.


COMPANHIA PORTUGUESA RADIO MARCONI, SA

by:



STARTEC, INC.

by:  /S/